SMARTSHEET INC.
(a Washington corporation)

AMENDED AND RESTATED BYLAWS

As Amended and Restated on January 31, 2024

SMARTSHEET INC.
(a Washington corporation)
AMENDED AND RESTATED BYLAWS

SMARTSHEET INC.
(a Washington corporation)
AMENDED AND RESTATED BYLAWS
As Adopted January 31, 2024
ARTICLE I
SHAREHOLDERS
Section 1.1Annual Meetings. An annual meeting of shareholders shall be held for the election of directors at such date and time as the Board of Directors (the “Board”) of Smartsheet Inc. (the “Corporation”) shall each year fix. The meeting may be held either at a place, within or without the State of Washington as permitted by the Washington Business Corporations Act (the “WBCA”), or by means of remote communication as the Board in its sole discretion may determine. Any proper business may be transacted at the annual meeting. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of shareholders.
Section 1.2Special Meetings. Special meetings of shareholders for any purpose or purposes shall be called in the manner set forth in the Amended and Restated Articles of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Articles of Incorporation”). The special meeting may be held either at a place, within or without the State of Washington, or by means of remote communication as the Board in its sole discretion may determine. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of shareholders.
Section 1.3Notice of Meetings. Notice of all meetings of shareholders shall be given in writing or by electronic transmission in the manner provided by applicable law (including, without limitation, as set forth in Section 7.1.1 of these Bylaws) stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the shareholders entitled to vote at the meeting. In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Articles of Incorporation, notice of any meeting of shareholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each shareholder of record entitled to vote at such meeting, except that the notice of a shareholders’ meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, a proposed disposition of property and assets, or the dissolution of the corporation shall be given no less than twenty (20), nor more than sixty (60), days before the date of the meeting.
Section 1.4Adjournments. The chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any). Any meeting of shareholders, annual or special, may be adjourned from time to time, and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communications (if any) by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.

Section 1.5Quorum. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, at each meeting of shareholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law or the Articles of Incorporation, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, the holders of a majority of the voting power of the shares entitled to vote who are present in person or represented by proxy at the meeting may adjourn the meeting. Shares of the Corporation’s stock belonging to the Corporation (or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation), shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any other corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity and to count such shares for purposes of determining a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 1.6Organization. Meetings of shareholders shall be presided over by (a) such person as the Board may designate, or (b) in the absence of such a person, the Chairperson of the Board, or, (c) in the absence of such person, the Chief Executive Officer of the Corporation, or (d) in the absence of such person, the President of the Corporation, or (e) in the absence of such person, by a Vice President. Such person shall be chairperson of the meeting and, subject to Section 1.10 hereof, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her to be in order. The Secretary of the Corporation shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7Voting; Proxies. Each shareholder of record entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Articles of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Articles of Incorporation or these Bylaws, every matter other than the election of directors shall be decided, if a quorum exists, if the votes cast within the voting group favoring the corporate action exceed the votes cast within the voting group opposing the corporate action.
Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
Section 1.8Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60), nor less than ten (10), days before the date of such meeting (or not less than twenty (20) days before a shareholders’ meeting to act on an amendment to the Articles of

Incorporation, a plan of merger or share exchange, a proposed disposition of property and assets, or the dissolution of the corporation). If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting.
In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 1.9List of Shareholders Entitled to Vote. The Secretary shall prepare, at least ten (10) days before every meeting of shareholders, a complete list of shareholders entitled to vote at the meeting (provided, however, that if the record date for determining the shareholders entitled to vote is less than ten (10) days before the date of the meeting, then the list shall reflect the shareholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, shareholder’s agent, or shareholder’s attorney for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.
Section 1.10Inspectors of Elections.
1.10.1Applicability. Unless otherwise required by the Articles of Incorporation or by the WBCA, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) regularly traded in a market maintained by one or more members of a national or affiliated securities association; or (c) held of record by more than two thousand (2,000) shareholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional and at the discretion of the Board.
1.10.2Appointment. The Corporation shall, in advance of any meeting of shareholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

1.10.3Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.
1.10.4Duties of Inspectors. At a meeting of shareholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
1.10.5Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction upon application by a shareholder shall determine otherwise.
1.10.6Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in connection with proxies pursuant to Revised Code of Washington (“RCW”) Section 23B.07.220, or in accordance with RCW Section 23B.07.240, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the shareholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 1.10 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
Section 1.11Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to shareholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting or the Board shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) limitations on the time allotted to questions or comments by participants; (f) restricting the use of audio/video recording devices and cell phones; (g) complying with any state and local laws and regulations concerning safety and security; (h) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (i) any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the Exchange Act (as defined below). The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.12Notice of Shareholder Business; Nominations.
1.12.1Annual Meeting of Shareholders.
(a)Nominations of persons for election to the Board and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders shall only be made (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board, or (iii) by a shareholder of the Corporation who was a shareholder of record at the time of giving the notice provided for in this Section 1.12 and is entitled to vote at such meeting (the “Record Shareholder”), and who also complies with the notice procedures set forth in this Section 1.12. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a shareholder to make nominations or bring business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor thereto (the “Exchange Act”)) before an annual meeting of shareholders.
(b)For nominations or other business to be properly brought before an annual meeting by a Record Shareholder pursuant to Section 1.12.1(a):
(i)the Record Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation;
(ii)such other business (other than the nomination of persons for election to the Board) must otherwise be a proper matter for shareholder action;
(iii)if the Record Shareholder has delivered a timely notice of nomination or nominations, such Record Shareholder must certify to the Corporation in writing that it has complied with and will comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, if applicable, and the Record Shareholder shall deliver, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements; and
(iv)if the Record Shareholder has delivered a timely notice of proposal of business other than nominations, such Record Shareholder must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal and must have included in such materials a Solicitation Representation (as defined below).
To be timely, (A) a Record Shareholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Shareholder to be timely must be so delivered (1) no earlier than the close of business on the one hundred and fifth (105th) day prior to such annual meeting, and (2) no later than the close of business on the later of the seventy-fifth (75th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation; and (B) in the case of a proposal for the nomination of persons for election to the Board: (i) the Record Shareholder shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto); and (ii) the Board or an executive officer designated thereby shall have determined that the Record Shareholder has satisfied the requirements of this Section 1.12. For the avoidance of doubt, if any Record Shareholder’s notice or other obligations required under Section 1.12.1 (including obligations related to the Solicitation Representation) are not timely, then the nomination or other business related thereto shall not be considered by the shareholders at an annual meeting, regardless of whether there has been delivery of a notice, proxy statement or form of proxy to holders of the Corporation’s voting shares.
(c)As to each person whom the Record Shareholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Shareholder’s notice shall set forth:
(i)the name, age, business address and residence address of such person;
(ii)the principal occupation or employment of such person;
(iii)the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined below) of such person;
(iv)the date or dates such shares were acquired and the investment intent of such acquisition;
(v)all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations thereunder;
(vi)such person’s written consent to being named as a nominee in any proxy materials relating to the Corporation’s next meeting, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 1.12 and to serving as a director if elected;
(vii)whether such person meets the independence requirements of the stock exchange upon which the Corporation’s Class A Common Stock is primarily traded;
(viii)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among Proposing Persons (as defined below) or any of their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;
(ix)a description of any position of such person as an officer or director of any Competitor (as defined below) within the three (3) years preceding the submission of the notice;
(x)a description of any business or personal interests that could place such person in a potential conflict of interest with the Corporation or any of its subsidiaries;
(xi)all completed and signed questionnaires, representations and agreements required by Section 1.12.2 of these Bylaws; and
(xii)a representation that the Record Shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.
(d)As to any business other than the nomination of a director or directors that the Record Shareholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Shareholder’s notice shall set forth:
(i)a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest in such business of any Proposing Person; and
(ii)a representation that whether such Record Shareholder intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (an affirmative statement of such intent being a “Solicitation Representation”).
(e)As to each Record Shareholder giving the notice of nominations of persons for election to the Board or the proposal of other business to be considered by the shareholders at an annual meeting of shareholders, such Record Shareholder’s notice shall set forth:
(i)the name and address of each Proposing Person, as they appear on the Corporation’s books (as applicable);
(ii)(A) the class or series and number of shares of capital stock of the Corporation that are directly or indirectly owned beneficially and held of record by any Proposing Person, including any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such Proposing Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; and (B) a certification regarding whether all Proposing Persons have complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proposing Person’s acts or omissions as a shareholder of the Corporation;
(iii)a description of all agreements, arrangements, or understanding in connection with the nomination or proposal between or among such Record Shareholder, Proposing Persons, any of the respective affiliates or associates of the foregoing, and any others Acting in Concert (as defined below) with any of the foregoing, including, in the case of a nomination, the nominee;
(iv)whether and the extent to which (A) any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation) or (B) any short interest in any security of the Corporation (for purposes of this Bylaw a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees), including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, any Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”) is held directly or indirectly by or for the benefit of a Proposing Person;
(v)any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;
(vi)any direct or indirect material interest in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor held by any Proposing Person (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(vii)any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by any Proposing Person;

(viii)any other material relationship between any Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;
(ix)all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by any Proposing Person;
(x)any Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 1.12;
(xi)a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert with such Record Shareholder and any other Proposing Person) between or among such Record Shareholder and any other Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons;
(xii)a representation that the Record Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination;
(xiii)a complete and accurate description of any pending or, to any Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(xiv)any proxy, contract, arrangement, or relationship pursuant to which any Proposing Person has a right to vote, directly or indirectly, any shares of any security of the Corporation; and
(xv)any other information relating to any Proposing Person that would be required to be disclosed in proxy materials or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nominations proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act and the rules and regulations promulgated thereunder.
The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(f)A Record Shareholder providing written notice required by this Section 1.12 shall update such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the shareholders entitled to notice of the meeting, and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five

(5) business days after the record date for determining the shareholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (ii) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled). Notwithstanding the foregoing, if a Proposing Person no longer plans to solicit proxies in accordance with its representation pursuant to Section 1.12.1(c)(xii), the Record Shareholder shall inform the Corporation of this change by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. A Record Shareholder shall also update its notice so that the information required by Section 1.12.1(e)(viii) is current through the date of the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 1.12.1(e)(viii). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a Record Shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the shareholders. If a Record Shareholder providing written notice required by this Section 1.12 fails to provide any written update in accordance with this Section 1.12, the information as to which such written update relates may be deemed not to have been provided in accordance with these Bylaws.
(g)If any information submitted pursuant to this Section 1.12 is inaccurate or incomplete in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with these Bylaws. A Record Shareholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such Record Shareholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the Record Shareholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request): (i) written verification, reasonably satisfactory to the Board, any committee thereof, or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted; and (ii) a written affirmation of any information submitted as of an earlier date. If the Record Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these Bylaws.
(h)Notwithstanding anything in the second sentence of Section 1.12.1(b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least seventy-five (75) days prior to the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy-five (75) days prior to such annual meeting), a shareholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation no later than the close of business on the tenth

(10th) day following the day on which such Public Announcement is first made by the Corporation.
1.12.2Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any shareholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.12 of these Bylaws) to the Secretary of the Corporation at the principal executive offices of the Corporation all completed and signed questionnaires in the forms required by the Corporation (which form the shareholder shall request in writing from the Secretary of the Corporation and which the Secretary of the Corporation shall provide to such shareholder within ten (10) days of receiving such request) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary of the Corporation upon written request) that such person: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (b) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein; (c) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation; (d) if elected as a director of the Corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time; (e) if elected as a director of the Corporation, will act in the best interests of the Corporation and its shareholders and not in the interests of individual constituencies; (f) consents to being named as a nominee in any proxy materials relating to the Corporation’s next meeting and agrees to serve if elected as a director; (g) intends to serve as a director for the full term for which such individual is to stand for election; (h) represents and warrants that his or her candidacy or, if elected, Board membership, would not violate applicable state or federal law, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange on which shares of the Corporation’s Class A Common Stock are traded; and (i) will provide facts, statements, and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
1.12.3Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.12. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if (x) the shareholder’s notice required by Section 1.12.1(b) is delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (i) no earlier than the one hundred fifth (105th) day prior to such special meeting, and (ii) no later than the close of business on the later of the seventy-fifth (75th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting; (y) the shareholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Staff interpretations relating thereto); and (z) the Board or an executive officer designated thereby has determined that the shareholder has satisfied the requirements of Section 1.12.
1.12.4General.
(a)(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at a meeting of shareholders and serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. The number of nominees a shareholder may nominate for election at a meeting of shareholders (or in the case of a Record Shareholder giving the notice on behalf of another Proposing Person, the number of nominees a shareholder may nominate for election at the meeting on behalf of such Proposing Person) shall not exceed the number of directors to be elected at such meeting. Except as otherwise provided by law or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded (and any such nominee shall be disqualified), including that if a shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s director nominees (and any such nominee shall be disqualified). Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by law, if the shareholder (or a Qualified Representative of the shareholder (as defined below)) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. If a shareholder has given timely notice as required herein to make a nomination or bring a proposal of other business before any annual or special meeting of shareholders of the Corporation and intends to authorize a Qualified Representative to act for such shareholder as a proxy to present the nomination or proposal at such meeting, the shareholder shall give notice of such authorization in writing to the Secretary not less than three (3) business days before the date of such meeting, including the name and contact information for such person. Notwithstanding the foregoing provisions of Section 1.12, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner.
(ii)    The Board may request that any Proposing Person, and any proposed nominee of such Proposing Person, furnish such additional information as may be reasonably required by the Board. Such Proposing Person and/or proposed nominee thereof shall provide such additional information within ten (10) days after it has been requested by the Board. The Board may require any such proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make themself available for any such interviews within no less than ten (10) business days following the date of such request.
(b)Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein, for the avoidance of doubt including, but not limited to, Rule 14a-19 of the Exchange Act. Nothing in this Section 1.12 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.
(c)For purposes of these Bylaws the following definitions shall apply:
(i)a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;
(ii)“affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended; provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;
(iii)“Associated Person” shall mean, with respect to any subject shareholder or other person (including any proposed nominee), (A) any person directly or indirectly controlling, controlled by or under common control with such shareholder or other person, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or other person, (C) any affiliate or associate of such shareholder or other person, and (D) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;
(iv)“Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;
(v)“Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;

(vi)“Proposing Person” shall mean (A) the Record Shareholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board at a shareholder meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such Record Shareholder’s notice is made, and (C) any Associated Persons of such Record Shareholder or such beneficial owner(s);
(vii)“Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and
(viii)to be considered a “Qualified Representative” of a shareholder, a person must be a duly authorized officer, manager, trustee or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as a proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

ARTICLE II
BOARD OF DIRECTORS
Section 2.1Number; Qualifications. The total number of directors constituting the Whole Board (as defined below) shall be fixed from time to time in the manner set forth in the Articles of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be shareholders of the Corporation. For purposes of this Amended and Restated Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
Section 2.2Election; Resignation; Removal; Vacancies. Election of directors need not be by written ballot. Unless otherwise provided by the Articles of Incorporation and subject to the special rights of holders of any series of Preferred Stock to elect directors, the Board shall be divided into three classes, designated: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the Whole Board. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of Preferred Stock to elect directors, directors may be removed only as provided by the Articles of Incorporation and applicable law. All vacancies occurring in the Board and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Articles of Incorporation.

Section 2.3Regular Meetings. Regular meetings of the Board may be held at such places, within or without the State of Washington, and at such times as the Board may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board.
Section 2.4Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer or a majority of the members of the Board then in office and may be held at any time, date or place, within or without the State of Washington, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given by telephone, hand delivery, facsimile, electronic mail or other means of electronic transmission. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
Section 2.5Remote Meetings Permitted. Members of the Board, or any committee of the Board, may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.
Section 2.6Quorum; Vote Required for Action. At all meetings of the Board, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time without further notice thereof. Except as otherwise provided herein or in the Articles of Incorporation, or required by law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.
Section 2.7Organization. Meetings of the Board shall be presided over by (a) the Chairperson of the Board, or (b) in such person’s absence, by the Chief Executive Officer, or (c) in such person’s absence, by a chairperson chosen by the Board at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 2.8Unanimous Action by Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.9Powers. Except as otherwise provided by the Articles of Incorporation or the WBCA, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 2.10Compensation of Directors. Members of the Board, as such, may receive, pursuant to a resolution of the Board, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board.

ARTICLE III
COMMITTEES
Section 3.1Committees. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Each committee shall have and may exercise all the authority of the Board to the extent provided in the resolution of the Board creating the committee and any subsequent resolutions adopted in like manner, except that no committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board; (b) approve or propose to shareholders corporate action that the WBCA requires be approved by shareholders; (c) fill vacancies on the Board or on any of its committees; (d) amend the Corporation’s Articles of Incorporation pursuant to RCW 23B.10.020; (e) adopt, amend, or repeal the Corporation’s bylaws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the corporation to do so within limits specifically prescribed by the Board.
Section 3.2Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board may from time to time request. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV
OFFICERS
Section 4.1Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including a Chairperson of the Board, Chief Financial Officer, and one or more Vice Presidents, as may from time to time be appointed by the Board. All officers shall be elected by the Board; provided, however, that the Board may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chairperson of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board and the Board may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

Section 4.2Chief Executive Officer. Subject to the control of the Board and such supervisory powers, if any, as may be given by the Board, the powers and duties of the Chief Executive Officer of the Corporation are:
(a)To act as the general manager and, subject to the control of the Board, to have general supervision, direction and control of the business and affairs of the Corporation;
(b)Subject to Article I, Section 1.6, to preside at all meetings of the shareholders;
(c)Subject to Article I, Section 1.2, to call special meetings of the shareholders to be held at such times and, subject to the limitations prescribed by law or by these Bylaws, at such places as he or she shall deem proper; and
(d)To affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation (if any); and, subject to the direction of the Board, to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
The person holding the office of President shall be the Chief Executive Officer of the Corporation unless the Board shall designate another officer to be the Chief Executive Officer.
Section 4.3Chairperson of the Board. The Chairperson of the Board shall have the power to preside at all meetings of the Board and shall have such other powers and duties as provided in these Bylaws and as the Board may from time to time prescribe.
Section 4.4Lead Independent Director. The Board may, in its discretion, elect a lead independent director from among its members that are Independent Directors (as defined below) (such director, the “Lead Independent Director”). He or she shall preside at all meetings at which the Chairperson of the Board is not present and shall exercise such other powers and duties as may from time to time be assigned to him or her by the Board or as prescribed by these Bylaws. For purposes of these Bylaws, “Independent Director” has the meaning ascribed to such term under the rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded.
Section 4.5President. The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board to the Chairperson of the Board, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President or that are delegated to the President by the Board.

Section 4.6Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board shall have designated another officer as the Treasurer of the Corporation. Subject to the direction of the Board and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board may from time to time prescribe.
Section 4.7Treasurer. The person holding the office of Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.8Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or that are delegated to him or her by the Board or the Chief Executive Officer. A Vice President may be designated by the Board to perform the duties and exercise the powers of the Chief Executive Officer or President in the event of the Chief Executive Officer’s or President’s absence or disability.
Section 4.9Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the shareholders and the Board. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board or the Chief Executive Officer may from time to time prescribe.
Section 4.10Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.
Section 4.11Removal. Any officer of the Corporation shall serve at the pleasure of the Board and may be removed at any time, with or without cause, by the Board; provided that if the Board has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V
STOCK
Section 5.1Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairperson or Vice-Chairperson of the Board, the Chief Executive Officer or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Section 5.2Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to agree to indemnify the Corporation and/or to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.3Other Regulations. Subject to applicable law, the Articles of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board may establish.

ARTICLE VI
INDEMNIFICATION
Section 6.1Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative or any other type whatsoever (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the WBCA as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided that no indemnification shall be provided to any indemnitee (a) for acts or omissions finally adjudged to be intentional misconduct or a knowing violation of the law, (b) for conduct finally adjudged to be in violation of RCW 23B.08.310, (c) for any transaction with respect to which it was finally adjudged that the indemnitee personally received a benefit in money, property or services to which the indemnitee was not legally entitled, or if the Corporation is otherwise prohibited by applicable law from indemnifying. Notwithstanding the foregoing, if RCW 23B.08.560 is amended, the restrictions on indemnification set forth in this Section 6.1 shall be as set forth in the amended statutory provision. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of this Article VI, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board or such indemnification is authorized by an agreement approved by the Board.
Section 6.2Advance of Expenses. The Corporation shall pay all expenses (including attorneys’ fees) actually and reasonably incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the advancement of such expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise.
Section 6.3Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote or consent of shareholders or disinterested directors, or otherwise. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.
Section 6.4Indemnification Contracts. The Board is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification or advancement rights to such person. Such rights may be greater than those provided in this Article VI.
Section 6.5Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any indemnification contract provided for in Section 6.4 above.
6.5.1Right to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid, to the fullest extent permitted by law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct which makes it permissible under the WBCA (or other applicable law) for the Corporation to indemnify the Indemnitee for the amount claimed.
6.5.2Effect of Determination. Neither the absence of a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
6.5.3Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.
Section 6.6Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.
Section 6.7Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the WBCA.

ARTICLE VII
NOTICES
Any notice to shareholders or directors required or permitted under these Bylaws, the Amended and Restated Articles of Incorporation or the WBCA shall be provided in accordance with this Article VII.
Section 7.1Type of Notice.
7.1.1Notice Provided in a Tangible Medium. Notice may be provided in a tangible medium and may be transmitted by mail, private carrier, personal delivery, telephone or wire or wireless equipment that transmits a facsimile of the notice.
(a)Notice Provided in an Electronic Transmission. Notice may be provided in an electronic transmission and be electronically transmitted.
(i)Consent to Receive Notice by Electronic Transmission. Notice to shareholders in an electronic transmission is effective only with respect to shareholders that have consented, in the form of a record, to receive electronically transmitted notices and designated in the consent the address, location or system to which these notices may be electronically transmitted. Notice provided in an electronic transmission includes material required or permitted to accompany the notice by the Washington Business Corporation Act or other applicable statute or regulation.
(ii)Revocation of Consent to Receive Notice by Electronic Transmission. A shareholder that has consented to receipt of electronically transmitted notices may revoke the consent by delivering a revocation to the corporation in the form of a record. The consent of a shareholder to receive notice by electronic transmission is revoked if the corporation is unable to electronically transmit two consecutive notices given by the corporation in accordance with the consent, and this inability becomes known to the Secretary, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the corporation to treat this inability as a revocation does not invalidate any meeting or other action.

(iii)Posting Notice on an Electronic Network. Notice to shareholders that have consented to receipt of electronically transmitted notices may be provided by posting the notice on an electronic network and delivering to the shareholder a separate record of the posting, together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
Section 7.2Effectiveness of Notice.
(a)Notice by Mail. Notice given by mail is effective when deposited in the United States mail, first-class postage prepaid, properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
(b)Notice by Facsimile. Notice given by facsimile that transmits a facsimile of the notice is effective when dispatched to the shareholder’s address, telephone number or other number appearing on the records of the corporation.
(c)Notice by Air Courier. Notice given by air courier is effective when dispatched, if prepaid and properly addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders.
(d)Notice by Ground Courier or Other Personal Delivery. Notice given by ground courier or other personal delivery is effective when received by a shareholder.
(e)Notice by Electronic Transmission. Notice provided in an electronic transmission, if in comprehensible form, is effective when it (i) is electronically transmitted to an address, location or system designated by the recipient for that purpose or (ii) has been posted on an electronic network and a separate record of the posting has been delivered to the recipient together with comprehensible instructions regarding how to obtain access to the posting on the electronic network.
(f)Notice by Publication. Notice given by publication is effective five (5) days after first publication.
Section 7.3Waiver of Notice.
(a)Waiver by Delivery of a Record. A shareholder or director may waive any notice required by these Bylaws, the Amended and Restated Articles of Incorporation or the WBCA before or after the date and time of the meeting that is the subject of the notice. The waiver must be (a) delivered by the shareholder or director entitled to notice to the corporation for inclusion in the minutes or filing with the corporate records, and (b) set forth either in an executed and dated written record or, if the corporation has designated an address, location or system to which the waiver may be electronically transmitted and the waiver is electronically transmitted to the designated address, location or system, in an executed and dated electronically transmitted record.
(b)Waiver by Attendance. Notice of the time, place and purpose of any meeting will be waived by any shareholder or director by attendance in person or by proxy, unless the shareholder or director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.
(c)Waiver of Objection. A shareholder or director waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the notice of the meeting unless the shareholder or director objects to considering the matter when it is presented.

ARTICLE VIII
INTERESTED DIRECTORS
Section 8.1Interested Directors. A director’s conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, because the director, or any person with whom or which the director has a personal, economic, or other association, has an interest in the transaction if (a) the directors’ action respecting the transaction was at any time taken in compliance with RCW 23B.08.720; (b) the shareholders’ action respecting the transaction was at any time taken in compliance with RCW 23B.08.730; or (c) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation.
Section 8.2Quorum. A majority, but no fewer than two, of all the qualified directors (as defined in RCW 23B.01.400(29)) on the Board, or on the committee, constitutes a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE IX
MISCELLANEOUS
Section 9.1Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.
Section 9.2Seal. The Board may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board.
Section 9.3Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of any other information storage device or method, electronic or otherwise, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the WBCA.
Section 9.4Reliance upon Books and Records. A member of the Board, or a member of any committee designated by the Board shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 9.5Articles of Incorporation Governs. In the event of any conflict between the provisions of the Articles of Incorporation and Bylaws, the provisions of the Articles of Incorporation shall govern.

Section 9.6Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Articles of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Articles of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Articles of Incorporation) shall remain in full force and effect.

ARTICLE X
AMENDMENT
These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board, except that the Board may not amend or repeal any Bylaw that the shareholders have expressly provided, in amending or repealing the Bylaw, may not be amended or repealed by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS
OF
SMARTSHEET INC.
(a Washington corporation)
I, Jolene Marshall, certify that I am Chief Legal Officer and Secretary of Smartsheet Inc., a Washington corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

	By:	/s/ Jolene Marshall
Jolene Marshall
Chief Legal Officer and Secretary

Date: January 31, 2024